Exhibit 10.4

                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made effective this 15th day of August, 2003, by Pacific Charter Financial Services Corporation of 30025 Alicia Parkway, PMB 158, Laguna Niguel, California 92677, a Nevada corporation
("Consultant") and Millenium Holding Group, Inc., of 11 Knob Oak Drive, Henderson, Nevada 89052, a Nevada corporation, ("Client") with respect to the following:

                                    RECITALS

     THAT,   Consultant  is  in  the  business  of  providing  general  business consulting services to privately held and publicly held corporations; and

     THAT, Client is in need of funds, either debt or equity and requests Consultant to assist the Company to obtain such funds in an amount stated herein or agreed to at the time.

     THAT, Client desires to retain Consultant to provide corporate and business consulting services as stated below, and

     THAT, for the purposes of this Agreement, "Client" shall mean to include entities affiliated with Client, as in Exhibit "A" attached hereto".

     In consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

I. Engagement of Consultant.

1.   To access, analyze and develop a plan of strategic growth strategies.

2. To develop a plan to raise funds in the amount of $ 5,000,000 (U.S.) from the following:

     a. Consultant has developed a proprietary program entitled "Pargro Performance(TM)" and Client, under a separate agreement, reserves the above amount from monies raised through a Regulation D, Rule 506 Private Placement (the "Fund").

          i. Consultant shall be paid for its services in accordance with this Agreement.

          ii. Client understands and agrees that the services being undertaken shall survive the life of this Letter Agreement.

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3.   Provide  on-going  assessment  and coaching as to the  business  affairs of
     Client during the term of this agreement.

     a. This Consulting Agreement is for a term of One Year.

4. Provide additional services as stated herein or attached as an addendum hereto to become a part hereof.

II. Duties and Responsibilities.

1. Pre Funding: Consultant shall process and receive the documentation with regard to the raising of funds:

     a. Structure and implement the raising of funds in such amount as agreed upon, or as developed through the adjustment of the Client's Business Plan, marketing plan and financial projections. b. Prepare or have prepared such documentation as necessary for the raising of funds. c. Be available to the staff and Board of Directors by telephone to evaluate the company's business progress and decisions necessary for the growth of Client.

2.   Post Funding.

     a. Establish with Client overview and audit procedures not inconsistent with the rules and regulations of the Securities and Exchange Commission and any other regulatory agency. b. Meet monthly in person, and/or weekly by phone, or as necessary during the term of this engagement for the continuation of Client's growth. c. Be available to assist Client with additional financing and service requests, at additional compensation as stated on the enclosed amendment, which when attached hereto is incorporated therein.

III. Client Responsibilities. In order to carry out its engagement, following are listed items the Client is required to provide:

1. Client's current augmented Business Plan, projections, use of proceeds, timeline, and current financial statement within 15 days from signature herein. The Business Plan setting forth your goals and projections for the ensuing three (3) - five (5) years augmented for the Pargro Performance(TM) Offering.

2.   Completion of Due Diligence Questionnaire.

3.   Should  Legal  services  be  required:   Client  shall  engage   Securities
     Attorneys, at Client's cost, to provide services to Client.

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IV. COMPENSATION FOR SERVICES:

1. Consultant shall receive a One (1) year on-going advisory fee of $100,000 from the proceeds of the Pargro Performance(TM) Fund.

     a. A pay order shall allow disbursement of funds from the Pargro Performance(TM) Fund, after Client's receipt of $500,000, thereafter paying as follows until the $100,000 advisory fee is paid: At a rate of 25% of disbursement to Consultant and 75% to Client until fully paid.

     b. The term is One (1) year from the date of signature to this Agreement for services as stated herein.

2. Client may request additional services at agreed compensation, which is attached pursuant to Schedule 1, and included herein by this reference.

3. Common Stock. Consultant shall have the right to purchase Common Stock of the Company equal to Five (5%) Percent of the issued and outstanding shares:

     a. Shares shall be purchased at a price equal to the bid price of the Company's common stock at the first disbursements of proceeds from the Pargro Performance Fund.

     b. The shares will be purchased on an incremental basis proportionate to the funds received by Participant from the proceeds of the Pargro Performance Offering, up to a total of Five (5) Percent of the issued and outstanding shares, as stated above.

     c. Whether or not this Consulting Agreement is still in effect Consultant shall be allowed to purchase the shares stated above at the same price as originally purchased for a term of three (3) year.

     d. Consultant shall have the right to designate the issuance of these shares, in whole or in part.

     e The certificates for these shares shall be issued by Client, or transfer agent, as stated herein.

     f. The shares issued to Pacific Charter shall carry a legend pursuant to Rule 144, required by the Securities and Exchange Commission at the time of issue. However, Client agrees and shall confirm by issuance of a Resolution from its Board of Directors that the Consultant's shares of Client, in whole or in part, shall be a part of any registered CLIENT offering.

V. EXPENSES.

Travel, printing, promotional materials, postage, courier services, labor, show materials, and any and all costs advanced at Client's request and approval are to be invoiced by Consultant and paid within 30 days. If Client terminates this Agreement as stated herein, any monies advanced by Consultant shall be reimbursed.

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VI. TERMS AND CONDITIONS TO ENGAGEMENT.

1. Consultant is an independent contractor and is not to be deemed an employee of CLIENT. CLIENT has no control over Consultant's time, place of business or number of hours spent towards the engagement.

2.   Termination:

     a. This Agreement is contingent upon Client reserving a portion in the Pargro Performance Fund. Should Client not participate by termination, non performance, or rejection by Manager of the Fund, this Agreement becomes null and void.

     b. Consultant may terminate this Agreement for non-payment, or if an unanticipated material change occurs in CLIENT's financial condition, management malfeasance, and/or federal or state laws and/or regulations make continued performance under this Agreement unreasonable. All fees and expenses due hereunder shall become immediately due and payable

     c. This Agreement may be terminated by either party with a 30 day notice in writing, however, the fees and compensation deemed earned or non-cancelable shall be paid in full.

     d. If the engagement period ends, Client may exercise an option to extend for up to an additional 12 months at a rate to be negotiated. If the engagement is not extended, then work shall cease, and all fees and expenses due hereunder shall become immediately due and payable.

3 Consultant will faithfully perform the duties stated herein to the best of its experience, ability, and talents. Consultant works on a team basis. Individual team members may participate in various duties and phases of this engagement. CLIENT understands and acknowledges that the success or failure of Consultant's efforts will be predicated on CLIENT's performance and Consultant's best efforts.

     a. In the event of Terrorist activities or natural disasters that delay the ability to perform the services stated herein, Client shall not hold Consultant responsible for delays or inability to perform due to the conditions for which Consultant has no control.

4.   This Agreement may be amended in writing between the parties hereto.

5. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of California, County of Orange.

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 6.  Arbitration.  The parties  agree that any  dispute  that cannot be resolved
     between  them  shall  be  arbitrated   under  the  rules  of  the  American
     Arbitration Association at a mutually agreeable location in the County of Orange, State of California. The parties agree that Arbitration shall have one Arbitrator if the amount shall not exceed $500,000, and three
     Arbitrators if the amount shall be $500,001 and above. Any judgment rendered by the Arbitrators may be entered in any court having competent jurisdiction thereover.

 7. Hold Harmless. Client shall hold Consultant harmless from any suit or lien brought about due to Client's operation of its business, including but not limited to Royalty Revenue Interest Holders and Stockholders.

 8. Further Documents. Each party hereto agrees to promptly execute any and all further documents and to undertake such further acts as may be necessary or appropriate to effectuate the terms of this Agreement and agrees that it will cooperate with the other party to effectuate the intention of this Agreement.

 9. Counterparts/Facsimile. This Agreement may be executed in counterparts and all parties shall deem each such counterpart, the equivalent of any original thereof upon the execution of this Agreement. Facsimile signatures shall be accepted as original.

 10. Binding Effect. This Agreement is and shall be binding upon the parties, their successors and assigns. The undersigned warrant that they are authorized to execute this Agreement on behalf of their respective parties.

 11. Severability. In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal, or unenforceable, had never been contained herein.

 12. Integration. This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and this Agreement supersedes all previous representations, understandings, or agreements, oral or written, between the parties with respect to the subject matter hereof and may not be amended except in writing.

The below signature is signed by an authorized officer of the Company and the Board of Directors agrees to be bound by the terms and conditions stated herein.

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IN WITNESS WHEREOF,  the parties have executed this Agreement on the date herein above written.


PACIFIC CHARTER FINANCIAL SERVICES           MILLENIUM HOLDING GROUP, INC.
CORPORATION


-------------------------------              -----------------------------------
Helen Gibbel Painter, President              Richard Ham, President






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                                   SCHEDULE 1
                               ADDITIONAL SERVICES


PLEASE LIST ADDITIONAL SERVICES REQUESTED:




CONDITIONS TO SERVICES:




COMPENSATION:



The above services are hereby approved:

CLIENT:___________________________________      DATED:_____________________

AUTHORIZED BY:_________________________________ TITLE:_____________________


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                                   EXHIBIT "A"

The term "Clients" as used herein shall include the following, jointly and severally, its subsidiaries and affiliates, as well as corporations and entities formed during the course of the Agreement:

Names:
Millenium Holding Group, Inc.






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